EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MoneyGram International, Inc. on Form S-8 of our report dated March 2, 2005, appearing in the Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 20, 2005